Execution Version

SECURITY AGREEMENT

dated as of January 30, 2023 among
VIRGIN ORBIT HOLDINGS, INC. THE GUARANTORS PARTY HERETO

and

VIRGIN INVESTMENTS LIMITED
as Secured Party

TABLE OF CONTENTS

PAGE
SECTION 1 . Definitions    1
SECTION 2 . [Reserved]    6
SECTION 3 . Grant of Transaction Liens    6
SECTION 4 . General Representations and Warranties    7
SECTION 5 . Further Assurances; General Covenants    8
SECTION 6 . Intellectual Property    10
SECTION 7 . [Reserved]    10
SECTION 8 . [Reserved]    10
SECTION 9 . [Reserved]    10
SECTION 10 . [Reserved]    10
SECTION 11 . Transfer Of Record Ownership    10
SECTION 12 . Right to Vote Securities    10
SECTION 13 . [Reserved]    11
SECTION 14 . Remedies upon Event of Default    11
SECTION 15 . Application of Proceeds    12
SECTION 16 . Fees and Expenses; Indemnification    12
SECTION 17 . Authority to Administer Collateral    12
SECTION 18 . Limitation on Duty in Respect of Collateral    12
SECTION 19 . [Reserved]    13
SECTION 20 . Termination of Transaction Liens; Release of Collateral    13
SECTION 21 . Additional Guarantors and Grantors    13
SECTION 22 . [Reserved]    13
SECTION 23 . Notices    13
SECTION 24 . No Implied Waivers; Remedies Not Exclusive    13
SECTION 25 . Successors and Assigns    14
SECTION 26 . Amendments and Waivers    14
SECTION 27 . Choice of Law    14
SECTION 28 . Waiver of Jury Trial    14
SECTION 29 . Severability    14
SECTION 30. Obligations under 2022 November Note are Secured    14

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of January 30, 2023 among VIRGIN ORBIT HOLDINGS, INC. (the “Borrower”), the other GRANTORS party hereto from time to time and VIRGIN INVESTMENTS LIMITED (the “Secured Party”).

WHEREAS, the Borrower has entered into or is entering into (as applicable) the Note Documents as described in Section 1 hereof;

WHEREAS, the Borrower is willing to secure its obligations under the Note Documents by granting Liens on its assets to the Secured Party as provided in the Security Documents;

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Secured Party and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

(a)Terms Defined in Note Documents. Terms defined in the 2023 January Note and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the meanings provided for therein.

(b)Terms Defined in UCC. The following terms shall have the respective meanings specified in the UCC: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Records”, “Securities Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(c)Additional Definitions. The following additional terms, as used herein, have the following meanings:

“2022 November Note” means the Senior Unsecured Convertible Note due 2024 issued pursuant to the 2022 November Subscription Agreement, as such note may be amended, amended and restated, supplemented or otherwise modified from time to time.

“2022 November Subscription Agreement” means that certain Subscription Agreement, dated as of November 4, 2022, by and among the Borrower, the Guarantors party thereto and the Secured Party, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“2022 December Note” means the Senior Secured Convertible Note due 2024 issued pursuant to the 2022 December Subscription Agreement, as such note may be amended, amended and restated, supplemented or otherwise modified from time to time.

“2022 December Subscription Agreement” means that certain Subscription Agreement, dated as of December 19, 2022, by and among the Borrower, the Guarantors party thereto and the Secured Party, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“2023 January Note” means the Senior Secured Convertible Note due 2025 issued pursuant to the 2023 January Subscription Agreement, as such note may be amended, amended and restated, supplemented or otherwise modified from time to time.

“2023 January Subscription Agreement” means that certain Subscription Agreement, dated as of January 30, 2023, by and among the Borrower, the Guarantors party thereto and the Secured Party, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Agreement” means this Security Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning set forth in Section 3.

“Company Transaction Agreement” means each “Company Transaction Agreement” under and as defined under any Note Document.

“Copyrights” means all of the following: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and/or any other equivalent intellectual property agency or office in any foreign country and the right to obtain all renewals, extensions, supplements, reversions, reissues and continuations thereof; (iii) all claims for, and rights to sue or otherwise recover for, past, present or future infringements or other violations of any of the foregoing; and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement or other violations thereof.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person (other than, prior to the date of conversion, indebtedness that is convertible into Equity Interests) or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member

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or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” means an “Event of Default” (or similar defined term) under and as defined in any Note Document.

“Excluded Assets” means (i) any assets to the extent pledges and grant of security interests thereunder are prohibited by applicable law, rule, regulation or contractual obligation with respect to any such contractual obligation, only to the extent such restriction is binding on such assets (x) on the date hereof or (y) on the date of the acquisition thereof and not entered into in contemplation thereof (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the UCC or other applicable law) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged, or consent of any Person other than any Grantor or Subsidiary thereof (unless such consent, approval, license or authorization has been received),
(ii)any lease, license or other agreement (including any governmental licenses or authorizations) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than any Grantor or a Subsidiary thereof) after giving effect to the applicable anti-assignment provisions of Article 9 of the UCC or other applicable law, (iii) any Equity Interests to the extent that a pledge thereof to secure the Secured Obligations is prohibited by any applicable organizational documents, joint venture agreement or shareholder agreement without the consent of any third party (other than any Grantor or any Subsidiary thereof), after giving effect to the applicable anti-assignment provisions of Article 9 of the UCC or other applicable law or any voting Equity Interests in excess of 65% of the total outstanding amount of any class of voting stock of a Foreign Subsidiary, (iv) any Deposit Account used exclusively for payroll, payroll taxes and other employee wage and benefit payments and (v) any “intent-to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; provided that, for the avoidance of doubt, all aircrafts, aircraft engines (including spare aircraft parts) and related aircraft assets owned by any Grantor shall not constitute Excluded Assets.

“Grantors” means the Borrower, each Subsidiary signatory hereto designated as a Grantor and each other Person that shall, at any time after the date hereof, become a “Grantor” pursuant to Section 21.

“Guarantees” means, in respect of a Guarantor, each joint and several guarantee by such Guarantor under a Note Document.

“Guarantors” means each Subsidiary designated as a Guarantor on the signature pages to a Note Document.

“Indemnitee” means each of the Secured Party, its affiliates and the respective directors, officers, agents and employees of the foregoing.

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“Intellectual Property” means, with respect to any Grantor, all intellectual property and similar proprietary rights of every kind and nature throughout the world of such Grantor, whether now owned or hereafter acquired by such Grantor, including, inventions, designs, Software, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Note Documents” means each of the 2022 November Subscription Agreement, 2022 November Note, 2022 December Subscription Agreement, 2022 December Note, 2023 January Subscription Agreement, 2023 January Note, each Company Transaction Agreement, each Security Document, each agreement, note, instrument or other document designated in writing by the Borrower and the Secured Party as a “Note Document” under this Agreement and each other agreement, instrument, note, document and certificate delivered to the Secured Party under or in connection with the foregoing documents.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Patents” means all of the following: (i) all patents of the United States or the equivalent thereof in any other country or jurisdiction, and all applications for patents of the United States or the equivalent thereof in any other country or jurisdiction, (ii) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions, discoveries, improvements and designs disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein,
(iii)all claims for, and rights to sue or otherwise recover for, past, present or future infringements or other violations of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement or other violation thereof.

“Permitted Liens” means (i) the Transaction Liens, (ii) Liens for taxes, assessments or charges of any governmental authority for claims that are not material, or are not yet due or are being contested in good faith by appropriate proceedings that have the effect of preventing forfeiture or sale of the assets to which such Liens attach, and, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, (iii) Liens in favor of the Secured Party under the 2022 December Note issued pursuant to the 2022 December Subscription Agreement (iv) statutory Liens or bankers Liens, (v) any attachment or judgment Lien not constituting an Event of Default, (vi) Liens on Collateral securing equipment leases or purchase money obligations, in each case, that exist on the date hereof or are in respect of Collateral acquired after the date hereof and (vii) such other Liens as may be expressly permitted from time to time, with the prior written consent of the Secured Party, which shall not be unreasonably withheld, delayed or conditioned.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

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“Pledged Debt” means all indebtedness for borrowed money from time to time owed to any of the Grantors, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Shares” means (a) the Equity Interests at any time and from time to time acquired by any of the Grantors of any and all Persons now or hereafter existing, whether or not evidenced or represented by any stock certificate, share certificate, certificated security or other Instrument, and (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; provided that, notwithstanding anything to the contrary in this Agreement, the Pledged Shares shall not include any Excluded Asset.

“Secured Obligations” means all present and future indebtedness, obligations, and liabilities of each Grantor to the Secured Party, and all renewals and extensions thereof (including, without limitation, the principal and interest obligations of the Borrower under the Note Documents), or any part thereof, arising under or in connection with the Note Documents (including, without limitation, the indemnity provisions thereof), and all interest accruing thereon, and attorneys’ fees or other fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

“Security Documents” means this Agreement and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to any Note Document pursuant to which a Lien is granted securing all or a portion of the Secured Obligations or pursuant to which any such Lien is perfected.
“Test Site Landlord” means Mojave Air and Space Port, a California Airport District. “Test Site Leases” means (i) the “Basic Leases” consisting of (A) that certain Lease
Agreement dated April 15, 2014 between the Test Site Landlord and Virgin Galactic, LLC, as tenant, relating to Test Sites 10, 11 and 18, as more fully described therein, (B) that certain Lease Agreement dated November 1, 2015 between the Test Site Landlord and Virgin Galactic, LLC, as tenant, relating to Test Site 19 as more fully described therein, and (ii) that certain Master Lease Agreement dated as of January 27, 2022 between the Test Site Landlord and Virgin Orbit, LLC.

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“Trademarks” means all of the following: (i) all trademarks, service marks, certification marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, internet domain names, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, (ii) all goodwill associated with or symbolized by the foregoing, (iii) all claims for, and rights to sue or otherwise recover for, past, present or future infringements, dilutions or other violations of any of the foregoing or unfair competition therewith and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement, dilutions or other violations thereof or unfair competition therewith.

“Transaction Liens” means the Liens granted by the Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

SECTION 2. [Reserved].

SECTION 3. Grant of Transaction Liens.

(a)Each Grantor, in order to secure the Secured Obligations, grants to the Secured Party a continuing first-priority (subject only to Permitted Liens) security interest in all the following property of each Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(i)all Accounts;

(ii)all Chattel Paper (whether tangible or electronic);

(iii)all Deposit Accounts, Securities Accounts, and Commodity Accounts, and all cash, cash equivalents and other property from time to time deposited therein or credited thereto;

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(iv)all Documents;

(v)all Goods (including, without limitation, all Equipment, Fixtures and Inventory);

(vi)all General Intangibles (including, without limitation, (x) all Equity Interests in other Persons that do not constitute Investment Property and (y) all Payment Intangibles);

(vii)all Instruments (including, without limitation, all Promissory Notes);

(viii)all Intellectual Property;

(ix)all Investment Property;

(x)all Pledged Interests;

(xi)all Commercial Tort Claims individually in excess of $1,000,000;

(xii)all Letter-of-Credit Rights;

(xiii)all Supporting Obligations;

(xiv)all products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the foregoing Collateral (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the foregoing Collateral), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor, that at any time evidence or contain information relating to any of the foregoing Collateral, are relevant to the collection or realization of the Collateral, or otherwise pertain to the Collateral; and

(xv)all Proceeds of the Collateral described in the foregoing clauses (i) through (xiv) (including Cash Proceeds and Noncash Proceeds),

provided that, notwithstanding anything to the contrary in this Agreement, “Collateral” (including any component definitions comprised thereof) shall not include, and no representation, warranty or covenant contained in any Note Document in respect of Collateral shall apply to, any Excluded Asset.

SECTION 4. [Reserved].

SECTION 5. Further Assurances; General Covenants. Each Grantor covenants that:

(a)Subject to the limitations set forth herein, such Grantor shall take all action that the Secured Party may reasonably request, to maintain the validity, perfection (including by way of

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control), enforceability and priority of the Secured Party’s Transaction Liens on the Collateral, or to enable the Secured Party to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, executing and delivering financing statements (including Fixture filings), instruments of pledge and other documents as the Secured Party may reasonably request, in each case in form and substance reasonably satisfactory to the Secured Party, relating to the creation, validity, perfection (including by way of control), maintenance or continuation of the Secured Party’s Transaction Liens granted hereunder under the UCC or other applicable law. The applicable Grantor shall use commercially reasonable efforts to obtain the consent of the Test Site Landlord to the extent required under the Test Site Leases to the recordation of UCC-1 financing statements (covering fixtures) in the real property records of Kern County, California. By its signature hereto, each Grantor hereby authorizes the Secured Party to file against such Grantor, one or more financing, continuation or amendment statements (including fixture filings) pursuant to the UCC in form and substance reasonably satisfactory to the Secured Party (which statements may name such Grantor as debtor and have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets and the proceeds thereof, whether now owned or hereafter acquired” and/or “all personal property and the proceeds thereof, whether now owned or hereafter acquired” of such Grantor or words with similar effect or, in the case of fixture filings, a sufficient description of the real property to which such Collateral relates). The Secured Party is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office notices of grant of the Transaction Liens on the Intellectual Property constituting Collateral and such other documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Transaction Liens granted by such Grantor in its United States Patents, United States Trademarks and United States Copyrights, with or without the signature of such Grantor, and naming such Grantor, as debtor and the Secured Party as secured party. Notwithstanding anything herein to the contrary, (A) no security documents governed by laws of any jurisdiction other than the United States and its subdivisions or perfection under the laws of any such other jurisdiction shall be required and no Grantor will be required to take any action in such other jurisdiction (including conducting any lien search or filing in such other jurisdiction), (B) perfection by control shall not be required with respect to any asset requiring perfection through control agreements, including Deposit Accounts, Securities Accounts and Commodities Accounts (other than control of Pledged Interests that constitute Collateral) and no blocked account agreement, account control agreement or similar agreement shall be required, (C) no notices shall be required to be sent to insurers, account debtors or other contractual third parties while no Event of Default has occurred and is continuing and (D) no Grantor shall be required to seek any landlord waiver (other than a waiver from the Test Site Landlord in respect of the Test Site Leases), bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement.

(b)Subject to the limitations set forth in the last sentence of Section 5(a), such Grantor shall execute any further instruments and take further action as the Secured Party reasonably requests to perfect (including by way of control), confirm perfection of or continue the Secured Party’s first-priority Transaction Liens (subject to Permitted Liens) in the Collateral to the extent contemplated hereunder or to effect the purposes of this Agreement (including, without limitation, if so requested by the Secured Party, delivering to the Secured Party (i) all certificates representing Pledged Shares it holds, acquires or obtains, accompanied by duly executed stock

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powers or instruments of transfer in blank, (ii) Instruments evidencing Pledged Debt, duly endorsed and accompanied by duly executed instruments of transfer or assignment, (iii) all action, instruments and filings necessary to perfect the Transaction Liens in any aircraft, aircraft engines (including spare aircraft parts) and related aircraft assets that constitute Collateral and
(iv)notice of any registered or applied for United States Patent, United States Trademark or United States Copyright that constitutes Collateral or any Commercial Tort Claim that constitutes Collateral)

SECTION 6. [Reserved].

SECTION 7. [Reserved].

SECTION 8. [Reserved].

SECTION 9. [Reserved].

SECTION 10. [Reserved].

SECTION 11. Transfer Of Record Ownership. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Shares, exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a Secured Party with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Shares as though the Secured Party was the outright owner thereof. All dividends, interest, principal and other distributions in respect of any of the Pledged Shares owned by a Grantor, whenever paid or made in contravention with this Section 11, shall be delivered to the Secured Party and shall, if received by a Grantor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Secured Party in the same form as so received (with any necessary endorsement). Each Grantor that is an issuer of Pledged Shares confirms that it has received notice of the Transaction Liens hereunder on the Pledged Shares, consents to such Transaction Liens and agrees to transfer record ownership of the securities issued by it in connection with any request by the Secured Party at any time an Event of Default has occurred and is continuing.

SECTION 12. Right to Vote Securities. Each Grantor hereby irrevocably constitutes and appoints the Secured Party as its proxy and attorney in fact with respect to its Pledged Shares after the occurrence and during the continuance of an Event of Default, including the right to vote such Pledged Shares, with full power of substitution to do so. In addition to the right to vote any such Pledged Shares, the appointment of the Secured Party as such proxy and attorney-in- fact after the occurrence and during the continuance of an Event of Default shall include the right to exercise all other rights, powers, privileges and remedies to which a Secured Party of such Pledged Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings). Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such pledged collateral on the record books of the issuer thereof) by any person (including

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the issuer of such pledged collateral or any officer or agent thereof), after the occurrence and during the continuance of an Event of Default. The appointment of the Secured Party as proxy and attorney-in-fact after the occurrence and during the continuance of an Event of Default is coupled with an interest and shall be irrevocable until the date on which this Agreement is terminated.

SECTION 13. [Reserved].

SECTION 14. Remedies upon Event of Default.

(a)If an Event of Default occurs and is continuing, the Secured Party may (i) exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub- agents) under the Security Documents or any other Note Document, (ii) pursue any available remedy by proceeding at law or in equity to collect the payment of the Secured Obligations or to enforce the performance of any provision of any Note Document, (iii) exercise on behalf of itself all rights and remedies available to it under the Note Documents, (iv) enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its Liens on the Collateral and pay all expenses incurred, (v) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, realize and sell the Collateral and/or (vi) exercise all rights and remedies available to the Secured Party under any Note Document or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof) or other applicable law; provided that, to the extent any portion of the Collateral is subject to Export Control Regulations, the Secured Party agrees to comply with such applicable Export Control Regulations in all material respects in connection with the exercise of rights under this Section 14 against such portion of Collateral.

(b)Each Grantor grants the Secured Party (i) a license to enter and occupy any of its premises, without charge, to exercise any of the Secured Party’s rights or remedies upon the occurrence and during the continuance of an Event of Default and (ii) a non-exclusive, royalty- free license and right to use the labels, Patents, Copyrights, mask works, trade secrets, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, solely in completing production of, advertising for sale, and selling any Collateral and solely in connection with the Secured Party’s exercise of its rights under this Section 14.

(c)To the maximum extent permitted by law, each Grantor hereby waives any claim against the Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 15. Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Secured Party may apply the proceeds of any sale or other disposition of all or any part of the Collateral in payment of the Secured Obligations, as it determines in accordance with the Note Documents.

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SECTION 16. Fees and Expenses; Indemnification. The Borrower will promptly upon demand pay to any Indemnitee

(a)the amount of any taxes that any such Indemnitee may have been required to pay by reason of the Transaction Liens or to free any material Collateral from any other Lien thereon; and

(b)the amount of any and all reasonable and documented out-of-pocket expenses, including reasonable and documented fees and expenses of legal counsel and other experts and advisors, that any such Indemnitee may deem necessary to incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection or priority of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Indemnitee of any of its rights or powers under the Security Documents.

SECTION 17. Authority to Administer Collateral.

(a)For so long as this Agreement shall remain in effect, each Grantor irrevocably appoints the Secured Party its true and lawful attorney, with full power of substitution, in the name of such Grantor, the Secured Party or otherwise, for the sole use and benefit of the Secured Party, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral (including Intellectual Property):

(i)to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(ii)to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii)to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof, and

(iv)to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto.

SECTION 18. Limitation on Duty in Respect of Collateral. To the maximum extent permitted by law, the Secured Party will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. For purposes of Section 9-207 of the UCC, the Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.

SECTION 19. [Reserved].

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SECTION 20. Termination of Transaction Liens; Release of Collateral.

(a)The Transaction Liens granted hereunder shall be automatically terminated and released in all Collateral of the Grantors upon discharge and satisfaction of the Secured Obligations in full.

(b)Upon release of any Grantor from all of its Guarantees in its capacity as a Guarantor pursuant to and in accordance with all Note Documents to which it is a party, such Grantor and all Collateral of such Grantor shall be automatically released from the grant of Transaction Liens hereunder.

(c)In addition, upon the sale of other disposition of any Collateral with a fair market value, when taken together with all other Collateral released pursuant to this Section 20(c), less than $100,000 of any Grantor in a transaction not prohibited by the Security Documents, the Transaction Liens in such Grantor’s Collateral shall be released.

(d)Other than as set forth in Section 20(a), (b) and (c), the Transaction Liens in any Collateral shall only be released and terminated with the prior written agreement of the Secured Party.

(e)At the request and sole expense of the Grantors, the Secured Party shall execute and deliver to, and authorize the filing by, the applicable Grantor all releases and other documents necessary to evidence or in connection with a termination and/or release in accordance with this Section 20 and the Secured Party shall return to the applicable Grantor all applicable Collateral in its possession.

SECTION 21. Additional Grantors. Any Subsidiary of a Grantor that becomes, or is required to become, a “Guarantor” under and as defined in any Note Document, must, become a Grantor hereunder and grant a Lien on its Collateral by executing and delivering to the Secured Party a joinder to this Security Agreement in a form and substance reasonably acceptable to the Secured Party no later than the date on which such Subsidiary becomes a “Guarantor” under and as defined in any such Note Document.

SECTION 22. [Reserved].

SECTION 23. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 7.02 of the 2023 January Subscription Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Borrower, shall be given to it in care of the Borrower.

SECTION 24. No Implied Waivers; Remedies Not Exclusive. No failure by the Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document or other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right or remedy under any Note Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Note Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

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SECTION 25. Successors and Assigns. This Agreement is for the benefit of the Secured Party. If all or any part of the Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred in accordance with the terms of the applicable Note Document, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Grantors and their respective successors and assigns. No Grantor may assign or transfer its rights or obligations under this Agreement.

SECTION 26. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Grantors.

SECTION 27. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

SECTION 28. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 29. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

SECTION 30. Obligations under 2022 November Note are Secured. Notwithstanding Section 12.06 of the 2022 November Note or the designation of the 2022 November Note as a “Senior Unsecured Convertible Note” as of the date thereof, the parties hereto agree that the 2022 November Note and the 2022 November Subscription Agreement shall each be a “Note Document” under this Agreement and the obligations of each Grantor under the 2022 November Note and the 2022 November Subscription Agreement shall constitute Secured Obligations which are secured by the Transaction Liens.

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SECTION 31. Conflicts. In the event of any conflict between this Agreement and the provisions of the 2022 December Note or the 2022 December Subscription Agreement in respect of the Transactions Liens on the Collateral, the provisions of this Agreement shall govern and control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER

VIRGIN ORBIT HOLDINGS, INC., as a
Grantor

By:    /s/ Dan Hart     Name: Dan Hart
Title:    CEO

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VIRGIN INVESTMENTS LIMITED, as
Secured Party

By: /s/ Kerry Graziola
Name: Kerry Graziola Title:    Alternate Director

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:

VIECO USA, INC., as a Grantor

By:         /s/ Dan Hart     Name: Dan Hart
Title: CEO

VIRGIN ORBIT, LLC, as a Grantor

By:         /s/ Dan Hart     Name: Dan Hart
Title: CEO

VIRGIN ORBIT NATIONAL SYSTEMS,
LLC, as a Grantor

By:         /s/ Mark Baird     Name: Mark Baird
Title: President, Virgin Orbit National Systems

JACM HOLDINGS, INC., as a Grantor

By:         /s/ Dan Hart     Name: Dan Hart
Title: CEO

[Signature Page to Security Agreement]